Exhibit 99.1

Clearwire Communications LLC Announces Plans to Raise Over $1.1 billion
KIRKLAND, Wash.— December 2, 2010 — Clearwire Corporation (NASDAQ: CLWR) —today announced that its operating subsidiary Clearwire Communications LLC (“Clearwire Communications”) plans to raise over $1.1 billion through the offering of debt securities in private placement transactions.
Clearwire Communications is offering $175.0 million first-priority senior secured notes due 2015, $500.0 million of second-priority secured notes due 2017 and $500.0 million of exchangeable notes due 2040 and will grant the initial purchasers of the exchangeable notes an option to purchase up to an additional $100.0 million of exchangeable notes. Upon exchange, Clearwire Communications may deliver either shares of Class A Common Stock of Clearwire Corporation or cash. Certain stockholders of Clearwire Corporation that hold equity securities representing approximately 85% of Clearwire Corporation’s voting power have pre-emptive rights for 30 days from the date of the offering memorandum for the exchangeable notes that entitle such stockholders to purchase their pro rata share (based upon voting power) of all exchangeable notes issued. Clearwire Corporation has received waivers from stockholders holding approximately 31% of the voting power. The remaining pre-emptive rights, if exercised, could result in Clearwire Communications issuing up to an additional approximately $584.6 million in exchangeable notes (assuming no exercise of the applicable initial purchasers’ over-allotment option). Clearwire Corporation is not aware whether all or any of these rights will be exercised. The first lien notes will be issued under the indenture dated November 24, 2009 governing Clearwire Communications’ existing $1.85 billion of secured notes issued in November 2009. Clearwire intends to use the net proceeds from the offering of the notes for working capital and for general corporate purposes, including capital expenditures.
The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act. The notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities.
About Clearwire
Clearwire Corporation (NASDAQ: CLWR), through its operating subsidiaries, is a leading provider of wireless broadband services. Clearwire’s 4G mobile broadband network today serves 68 markets, including New York City, Los Angeles, Chicago, Dallas, Philadelphia, Houston, Miami, Washington, D.C., Atlanta and Boston, and provides coverage in areas of the U.S. where approximately 103 million people live, and the company plans to continue to expand its 4G coverage. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides an unprecedented combination of speed and mobility to deliver next generation broadband access. The company markets its 4G service through its own brand called CLEAR® as well as through its wholesale relationships with Sprint, Comcast and Time Warner Cable. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire is headquartered in Kirkland, Wash. Additional information is available at www.clearwire.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release, and other written and oral statements made by Clearwire from time to time, contain forward-looking statements which are based on management’s current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, management’s expectations regarding future financial and operating performance and financial condition; proposed transactions; network development and market launch plans; strategic plans and objectives; industry conditions; the strength of the balance sheet; and liquidity and financing needs. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to put undue reliance on such forward- looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire’s control, which could cause actual results to differ materially and adversely from such statements. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, risks related to the completion of pending offerings, increases in interest rates and operating costs, general volatility of the capital markets, our ability to access the capital markets, changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in the sections entitled “Risk Factors” in Clearwire’s Annual Report on Form 10-K filed on February 24, 2010 and its Quarterly Report on Form 10-Q filed November 4, 2010. Clearwire believes the forward-looking statements in this release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Clearwire is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.
Source: Clearwire Corporation
Clearwire Contacts
Investor Relations:
Paul Blalock, 425-636-5828
paul.blalock@clearwire.com
Media Relations:
Susan Johnston, 425-216-7913
susan.johnston@clearwire.com
JLM Partners for Clearwire
Mike DiGioia or Jeremy Pemble, 206-381-3600
mike@jlmpartners.com or jeremy@jlmpartners.com

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